Exhibit 99.1

NEWS RELEASE
	Contacts:	Gregg Piontek Senior Vice President and Chief Financial Officer Newpark Resources, Inc. gpiontek@newpark.com 281-362-6800
FOR IMMEDIATE RELEASE
NEWPARK RESOURCES REPORTS FOURTH QUARTER 2022 RESULTS
Company reports revenues of $225 million, net income of $0.10 per diluted share and Adjusted Net Income of $0.07 per diluted share

THE WOODLANDS, TX – February 16, 2023 – Newpark Resources, Inc. (NYSE: NR) (“Newpark” or the “Company”) today announced results for its fourth quarter ended December 31, 2022. Total revenues for the fourth quarter of 2022 were $225.2 million compared to $219.9 million for the third quarter of 2022 and $179.6 million for the fourth quarter of 2021. Net income for the fourth quarter of 2022 was $9.0 million, or $0.10 per diluted share, which includes $2.4 million of net income ($0.03 per diluted share) associated with previously disclosed divestiture transactions completed in the quarter. Adjusted Net Income for the fourth quarter of 2022 grew 27% sequentially to $0.07 per diluted share and Adjusted EBITDA improved 9% sequentially to $21.5 million. Net loss for the third quarter of 2022 was $24.6 million, or ($0.26) per share, which included $29.9 million of pre-tax charges ($29.8 million after-tax, $0.32 per diluted share). Net loss for the fourth quarter of 2021 was $3.7 million, or ($0.04) per share.
Matthew Lanigan, Newpark’s President and Chief Executive Officer, stated, “The fourth quarter provided a strong finish to 2022 with the successful closure of our key strategic divestitures and solid operating performances across our ongoing business segments. We also returned significant value to shareholders through the repurchase of nearly 5% of our outstanding shares.
“Our strong operational execution was led by Industrial Solutions, where robust demand from the utilities sector contributed to a 12% sequential growth in revenues. Rental and service revenues improved to $40 million for the fourth quarter of 2022, a 22% sequential increase and a 39% year-over-year increase, reflecting strength in utility infrastructure project activity combined with the benefit of favorable weather conditions, which extended rental projects and elevated rental fleet utilization to very strong levels. Product sales contributed $17 million of revenues for the fourth quarter of 2022, reflecting a decline from prior quarter and prior year, as utility customers elected to focus their remaining 2022 capital budgets on items that had been delayed by supply chain disruptions earlier in the year. Revenues from the utilities and other industrial end-markets reached a new quarterly record, coming in at $43 million for the fourth quarter. Benefitting from the extremely robust market environment, including a favorable revenue mix and improved pricing dynamics, the Industrial Solutions segment delivered operating income of $17.8 million and Adjusted EBITDA of $23.3 million for the quarter.”
Lanigan continued, “In Fluids Systems, while the fourth quarter was impacted by the partial-quarter results and some operational inefficiency associated with the divestitures, the U.S. land business delivered solid improvement. Segment revenues declined modestly to $168 million for the fourth quarter, as a $6 million decline from the divested operations was substantially offset by net improvements in other regions. Excluding the divested Excalibar business, U.S. land revenues improved $8 million sequentially, benefitting from growth across most regions. The divested Excalibar and Gulf of Mexico operations contributed $20 million of revenue and a $2.9 million operating loss in the fourth quarter of 2022, while the ongoing Fluids Systems segment operations delivered $148 million of revenues, a 4% sequential increase, and operating income of $7.7 million, which reflects a 5.2% operating margin.
“Regarding cash flows, we generated roughly $80 million of cash in the fourth quarter from the divested business units, including $71 million of cash proceeds from the divestiture transactions, reduced total debt by $47 million and used $18 million to fund share repurchases. Additionally, we expect roughly $30 million of cash flow in the first half of 2023 from the wind-down of remaining receivables and other working capital retained within the divested business units,” added Lanigan. “In terms of our continuing business operations, elevated receivable DSO’s in the U.S. Fluids business provided roughly a $10 million headwind to fourth quarter cash flows, though we expect this to reverse in the first quarter, providing an additional tailwind to 2023 Free Cash Flow generation.
“As we look to the year ahead, we expect to deliver solid Free Cash Flow, as we focus on executing our disciplined growth strategy, including the acceleration of our growth in the utilities sector, while also continuing to return excess cash generation to shareholders through additional share repurchases,” concluded Lanigan.
Segment Results
The Industrial Solutions segment generated revenues of $57.5 million for the fourth quarter of 2022 compared to $51.2 million for the third quarter of 2022 and $51.1 million for the fourth quarter of 2021. Segment operating income was $17.8 million for the fourth quarter of 2022 compared to $10.0 million for the third quarter of 2022 and $9.5 million for the fourth quarter of 2021.
The Fluids Systems segment generated revenues of $167.7 million for the fourth quarter of 2022 compared to $168.6 million for the third quarter of 2022 and $127.9 million for the fourth quarter of 2021. Segment operating income was $4.8 million for the fourth quarter of 2022 compared to an operating loss of $24.2 million for the third quarter of 2022 and operating income of $0.9 million for the fourth quarter of 2021. The Fluids Systems operating income for the fourth quarter of 2022 includes a $1.0 million pre-tax gain related to the Excalibar sale, as well as $1.2 million in charges primarily related to facility exit and severance costs. The Fluids Systems operating loss for the third quarter of 2022 included $29.4 million of non-cash impairment charges related to the long-lived assets and inventory associated with the exit of Gulf of Mexico operations. The Fluids Systems operating income for the fourth quarter of 2021 included $0.9 million of charges primarily related to facility exit and severance costs.

Conference Call
Newpark has scheduled a conference call to discuss fourth quarter of 2022 results and its near-term operational outlook, which will be broadcast live over the Internet, on Friday, February 17, 2023 at 9:30 a.m. Eastern Time / 8:30 a.m. Central Time. To participate in the call, dial 412-902-0030 and ask for the Newpark Resources call at least 10 minutes prior to the start time, or access it live over the Internet at www.newpark.com. For those who cannot listen to the live call, a replay will be available through March 3, 2023 and may be accessed by dialing 201-612-7415 and using pass code 13735641#. Also, an archive of the webcast will be available shortly after the call at www.newpark.com for 90 days. Please submit any questions for management prior to the call via email to NR@dennardlascar.com.
Newpark Resources, Inc. is a geographically diversified supplier providing environmentally-sensitive products, as well as rentals and services to a variety of industries, including oil and gas exploration, electrical transmission & distribution, pipeline, renewable energy, petrochemical, construction, and other industries. For more information, visit our website at www.newpark.com.
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts are forward-looking statements. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees that our expectations will prove to be correct and involve a number of risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K, and its Quarterly Reports on Form 10-Q, as well as others, could cause actual plans or results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to the worldwide oil and natural gas industry; our ability to generate internal growth; economic and market conditions that may impact our customers’ future spending; our customer concentration and reliance on the U.S. exploration and production market; our international operations; the ongoing conflict between Russia and Ukraine; operating hazards present in the oil and natural gas and utilities industries and substantial liability claims, including catastrophic well incidents; our contracts that can be terminated or downsized by our customers without penalty; our product offering and market expansion; our ability to attract, retain, and develop qualified leaders, key employees, and skilled personnel; our expanding services in the utilities sector, which may require unionized labor; the price and availability of raw materials; inflation; capital investments, business acquisitions, and joint ventures; our market competition; technological developments and intellectual property; severe weather, natural disasters, and seasonality; public health crises, epidemics, and pandemics; our cost and continued availability of borrowed funds, including noncompliance with debt covenants; environmental laws and regulations; our legal compliance; the inherent limitations of insurance coverage; income taxes; cybersecurity breaches or business system disruptions; our strategic actions; our divestitures; activist stockholders that may attempt to effect changes at our Company or acquire control over our Company; share repurchases; and our amended and restated bylaws, which could limit our stockholders’ ability to obtain what such stockholders believe to be a favorable judicial forum for disputes with us or our directors, officers or other employees. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.

Newpark Resources, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Twelve Months Ended
(In thousands, except per share data)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenues	$225,159	$219,853	$179,563	$815,594	$614,781
Cost of revenues	186,980	187,884	153,182	694,058	529,552
Selling, general and administrative expenses	24,648	24,207	26,690	97,618	94,445
Other operating (income) loss, net	(3,995)	(345)	(250)	(4,370)	(391)
Impairments and other charges	—	29,417	—	37,322	—
Operating income (loss)	17,526	(21,310)	(59)	(9,034)	(8,825)

Foreign currency exchange (gain) loss	2,332	(1,424)	(314)	389	(397)
Interest expense, net	2,321	1,875	2,057	7,040	8,805
Loss on extinguishment of debt	—	—	—	—	1,000
Income (loss) before income taxes	12,873	(21,761)	(1,802)	(16,463)	(18,233)

Provision for income taxes	3,881	2,834	1,879	4,371	7,293
Net income (loss)	$8,992	$(24,595)	$(3,681)	$(20,834)	$(25,526)

Calculation of EPS:
Net income (loss) - basic and diluted	$8,992	$(24,595)	$(3,681)	$(20,834)	$(25,526)

Weighted average common shares outstanding - basic	92,324	93,737	92,043	92,712	91,460
Dilutive effect of stock options and restricted stock awards	1,156	—	—	—	—
Weighted average common shares outstanding - diluted	93,480	93,737	92,043	92,712	91,460

Net income (loss) per common share - basic:	$0.10	$(0.26)	$(0.04)	$(0.22)	$(0.28)
Net income (loss) per common share - diluted:	$0.10	$(0.26)	$(0.04)	$(0.22)	$(0.28)

Newpark Resources, Inc.
Operating Segment Results
(Unaudited)

	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenues
Fluids Systems	$167,705	$168,621	$127,892	$622,601	$420,789
Industrial Solutions	57,454	51,232	51,138	192,993	185,171
Industrial Blending	—	—	533	—	8,821
Total revenues	$225,159	$219,853	$179,563	$815,594	$614,781

Operating income (loss)
Fluids Systems (1)	$4,828	$(24,193)	$932	$(15,566)	$(19,012)
Industrial Solutions	17,751	10,036	9,472	43,899	42,117
Industrial Blending (2)	2,322	(526)	(1,115)	(8,002)	(2,384)
Corporate office	(7,375)	(6,627)	(9,348)	(29,365)	(29,546)
Total operating income (loss)	$17,526	$(21,310)	$(59)	$(9,034)	$(8,825)

Segment operating margin
Fluids Systems	2.9%	(14.3)%	0.7%	(2.5)%	(4.5)%
Industrial Solutions	30.9%	19.6%	18.5%	22.7%	22.7%
Industrial Blending	NM	NM	NM	NM	(27.0)%
(1)Fluids Systems operating loss for the three months ended September 30, 2022 and twelve months ended December 31, 2022 includes $29.4 million of non-cash impairment charges related to the long-lived assets and inventory associated with the exit of our Gulf of Mexico operations. Fluids Systems operating loss for the twelve months ended December 31, 2021 included $5.5 million of charges primarily related to self-insured costs associated with Hurricane Ida damage to our Fourchon, Louisiana Fluids Systems operating base, facility exit, and severance costs.
(2)Industrial Blending operating income for the three months ended December 31, 2022 includes a $2.6 million gain related to the sale of the blending facility and related assets, partially offset by exit and other costs. Industrial Blending operating loss for the twelve months ended December 31, 2022 includes a $7.9 million non-cash charge for the impairment of the long-lived assets as well as exit and other costs, partially offset by the $2.6 million gain upon the eventual sale of these assets.

Summarized operating results (including impairments and other charges described above) of our now exited Excalibar business and Gulf of Mexico operations, both included in the Fluids Systems segment historical results, are shown in the following tables:

	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenues
Excalibar	$11,922	$17,623	$10,816	$55,990	$36,396
Gulf of Mexico	8,011	8,591	4,049	26,708	25,366
Total revenues	$19,933	$26,214	$14,865	$82,698	$61,762

Operating income (loss)
Excalibar	$1,127	$888	$385	$3,665	$(277)
Gulf of Mexico	(4,023)	(32,931)	(2,257)	(43,215)	(6,753)
Total operating income (loss)	$(2,896)	$(32,043)	$(1,872)	$(39,550)	$(7,030)

Newpark Resources, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except share data)	December 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$23,182	$24,088
Receivables, net	242,247	194,296
Inventories	149,571	155,341
Prepaid expenses and other current assets	10,966	14,787
Total current assets	425,966	388,512

Property, plant and equipment, net	193,099	260,256
Operating lease assets	23,769	27,569
Goodwill	47,110	47,283
Other intangible assets, net	20,215	24,959
Deferred tax assets	2,275	2,316
Other assets	2,441	1,991
Total assets	$714,875	$752,886

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$22,438	$19,210
Accounts payable	93,633	84,585
Accrued liabilities	46,871	46,597
Total current liabilities	162,942	150,392

Long-term debt, less current portion	91,677	95,593
Noncurrent operating lease liabilities	19,816	22,352
Deferred tax liabilities	8,121	11,819
Other noncurrent liabilities	9,291	10,344
Total liabilities	291,847	290,500

Common stock, $0.01 par value (200,000,000 shares authorized and 111,451,999 and 109,330,733 shares issued, respectively)	1,115	1,093
Paid-in capital	641,266	634,929
Accumulated other comprehensive loss	(67,186)	(61,480)
Retained earnings	2,489	24,345
Treasury stock, at cost (21,751,232 and 16,981,147 shares, respectively)	(154,656)	(136,501)
Total stockholders’ equity	423,028	462,386
Total liabilities and stockholders' equity	$714,875	$752,886

Newpark Resources, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Twelve Months Ended December 31,
(In thousands)	2022	2021
Cash flows from operating activities:
Net loss	$(20,834)	$(25,526)
Adjustments to reconcile net loss to net cash used in operations:
Impairments and other non-cash charges	37,322	—
Depreciation and amortization	38,610	42,225
Stock-based compensation expense	6,861	7,926
Provision for deferred income taxes	(3,384)	(1,209)
Credit loss expense	1,039	664
Gain on divestitures	(3,596)	—
Gain on sale of assets	(2,809)	(7,182)
Gain on insurance recovery	—	(849)
Loss on extinguishment of debt	—	1,000
Amortization of original issue discount and debt issuance costs	871	3,707
Change in assets and liabilities:
Increase in receivables	(42,452)	(61,283)
Increase in inventories	(46,909)	(10,336)
Increase in other assets	(855)	(726)
Increase in accounts payable	10,781	36,341
Increase in accrued liabilities and other	334	12,235
Net cash used in operating activities	(25,021)	(3,013)

Cash flows from investing activities:
Capital expenditures	(28,273)	(21,793)
Proceeds from divestitures	71,286	—
Business acquisitions, net of cash acquired	—	(13,434)
Proceeds from sale of property, plant and equipment	3,217	15,999
Proceeds from insurance property claim	—	1,753
Net cash provided by (used in) investing activities	46,230	(17,475)

Cash flows from financing activities:
Borrowings on lines of credit	287,276	286,154
Payments on lines of credit	(290,886)	(208,575)
Purchases of Convertible Notes	—	(28,137)
Payment on Convertible Notes	—	(38,567)
Proceeds from term loan	3,754	8,258
Proceeds from financing obligation	—	8,004
Debt issuance costs	(1,499)	(295)
Purchases of treasury stock	(20,248)	(1,448)
Other financing activities	(3,327)	(3,986)
Net cash provided by (used in) financing activities	(24,930)	21,408

Effect of exchange rate changes on cash	(707)	(1,779)

Net decrease in cash, cash equivalents, and restricted cash	(4,428)	(859)
Cash, cash equivalents, and restricted cash at beginning of period	29,489	30,348
Cash, cash equivalents, and restricted cash at end of period	$25,061	$29,489

Newpark Resources, Inc.
Non-GAAP Reconciliations
(Unaudited)

To help understand the Company’s financial performance, the Company has supplemented its financial results that it provides in accordance with generally accepted accounting principles (“GAAP”) with non-GAAP financial measures. Such financial measures include Adjusted Net Income (Loss), Adjusted Net Income (Loss) Per Common Share, earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Free Cash Flow, EBITDA Margin, Net Debt, and the Ratio of Net Debt to Capital.
We believe these non-GAAP financial measures are frequently used by investors, securities analysts and other parties in the evaluation of our performance and liquidity with that of other companies in our industry. Management uses these measures to evaluate our operating performance, liquidity and capital structure. In addition, our incentive compensation plan measures performance based on our consolidated EBITDA, along with other factors. The methods we use to produce these non-GAAP financial measures may differ from methods used by other companies. These measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP.
Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Common Share
The following tables reconcile the Company’s net income (loss) and net income (loss) per common share calculated in accordance with GAAP to the non-GAAP financial measures of adjusted net income (loss) and adjusted net income (loss) per common share:

Consolidated	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net income (loss) (GAAP)	$8,992	$(24,595)	$(3,681)	$(20,834)	$(25,526)
Impairments and other charges	—	29,417	—	37,322	—
Gain on divestitures	(3,596)	—	—	(3,596)	—
Fourchon, Louisiana hurricane-related costs	—	—	—	—	2,596
Facility exit costs and other	1,303	526	708	2,860	2,399
Severance costs	216	—	201	736	1,898
Gain on legal settlement	—	—	—	—	(1,000)
Loss on extinguishment of debt	—	—	—	—	1,000
Gain on insurance recovery	—	—	—	—	(849)
Tax expense (benefit) on adjustments	(318)	(110)	—	(755)	—
Tax benefit on restructuring of certain subsidiary legal entities	—	—	—	(3,111)	—
Adjusted net income (loss) (non-GAAP)	$6,597	$5,238	$(2,772)	$12,622	$(19,482)

Adjusted net income (loss) (non-GAAP)	$6,597	$5,238	$(2,772)	$12,622	$(19,482)

Weighted average common shares outstanding - basic	92,324	93,737	92,043	92,712	91,460
Dilutive effect of stock options and restricted stock awards	1,156	446	—	1,300	—
Weighted average common shares outstanding - diluted	93,480	94,183	92,043	94,012	91,460

Adjusted net income (loss) per common share - diluted (non-GAAP):	$0.07	$0.06	$(0.03)	$0.13	$(0.21)

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)
EBITDA and Adjusted EBITDA
The following table reconciles the Company’s net income (loss) calculated in accordance with GAAP to the non-GAAP financial measures of EBITDA and Adjusted EBITDA:

Consolidated	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net income (loss) (GAAP)	$8,992	$(24,595)	$(3,681)	$(20,834)	$(25,526)
Interest expense, net	2,321	1,875	2,057	7,040	8,805
Provision (benefit) for income taxes	3,881	2,834	1,879	4,371	7,293
Depreciation and amortization	8,351	9,696	10,216	38,610	42,225
EBITDA (non-GAAP)	23,545	(10,190)	10,471	29,187	32,797
Impairments and other charges	—	29,417	—	37,322	—
Gain on divestitures	(3,596)	—	—	(3,596)	—
Fourchon, Louisiana hurricane-related costs	—	—	—	—	2,596
Facility exit costs and other	1,303	388	708	2,452	2,399
Severance costs	216	—	201	736	1,898
Gain on legal settlement	—	—	—	—	(1,000)
Loss on extinguishment of debt	—	—	—	—	1,000
Gain on insurance recovery	—	—	—	—	(849)
Adjusted EBITDA (non-GAAP)	$21,468	$19,615	$11,380	$66,101	$38,841
Free Cash Flow
The following table reconciles the Company’s net cash provided by (used in) operating activities calculated in accordance with GAAP to the non-GAAP financial measure of the Company's free cash flow:

Consolidated	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net cash provided by (used in) operating activities (GAAP)	$3,072	$(5,082)	$(16,683)	$(25,021)	$(3,013)
Capital expenditures	(10,553)	(8,205)	(2,690)	(28,273)	(21,793)
Proceeds from sale of property, plant and equipment	720	554	4,269	3,217	15,999
Free Cash Flow (non-GAAP)	$(6,761)	$(12,733)	$(15,104)	$(50,077)	$(8,807)

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)
EBITDA Margin
The following tables reconcile the Company’s segment operating income (loss) calculated in accordance with GAAP to the non-GAAP financial measures of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin:

Fluids Systems	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenues	$167,705	$168,621	$127,892	$622,601	$420,789
Operating income (loss) (GAAP)	$4,828	$(24,193)	$932	$(15,566)	$(19,012)
Depreciation and amortization	2,358	3,598	4,292	13,875	17,877
EBITDA (non-GAAP)	7,186	(20,595)	5,224	(1,691)	(1,135)
Impairments and other charges	—	29,417	—	29,417	—
Gain on divestiture	(971)	—	—	(971)	—
Fourchon, Louisiana hurricane-related costs	—	—	—	—	2,596
Facility exit costs and other	1,000	—	708	1,000	2,399
Severance costs	163	—	152	398	1,329
Gain on insurance recovery	—	—	—	—	(849)
Adjusted EBITDA (non-GAAP)	$7,378	$8,822	$6,084	$28,153	$4,340
Operating Margin (GAAP)	2.9%	(14.3)%	0.7%	(2.5)%	(4.5)%
Adjusted EBITDA Margin (non-GAAP)	4.4%	5.2%	4.8%	4.5%	1.0%

Industrial Solutions	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenues	$57,454	$51,232	$51,138	$192,993	$185,171
Operating income (GAAP)	$17,751	$10,036	$9,472	$43,899	$42,117
Depreciation and amortization	5,482	5,367	4,960	21,653	19,304
EBITDA (non-GAAP)	23,233	15,403	14,432	65,552	61,421
Severance costs	53	—	49	214	302
Gain on legal settlement	—	—	—	—	(1,000)
Adjusted EBITDA (non-GAAP)	$23,286	$15,403	$14,481	$65,766	$60,723
Operating Margin (GAAP)	30.9%	19.6%	18.5%	22.7%	22.7%
Adjusted EBITDA Margin (non-GAAP)	40.5%	30.1%	28.3%	34.1%	32.8%

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)

Industrial Blending	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenues	$—	$—	$533	$—	$8,821
Operating income (loss) (GAAP)	$2,322	$(526)	$(1,115)	$(8,002)	$(2,384)
Depreciation and amortization	—	138	270	678	1,095
EBITDA (non-GAAP)	2,322	(388)	(845)	(7,324)	(1,289)
Impairment	—	—	—	7,905	—
Gain on divestiture	(2,625)	—	—	(2,625)	—
Facility exit costs and other	303	388	—	1,453	—
Severance costs	—	—	—	123	61
Adjusted EBITDA (non-GAAP)	$—	$—	$(845)	$(468)	$(1,228)

Ratio of Net Debt to Capital
The following table reconciles the Company’s ratio of total debt to capital calculated in accordance with GAAP to the non-GAAP financial measure of the Company’s ratio of net debt to capital:

(In thousands)	December 31, 2022	December 31, 2021
Current debt	$22,438	$19,210
Long-term debt, less current portion	91,677	95,593
Total Debt	114,115	114,803
Total stockholders’ equity	423,028	462,386
Total Capital	$537,143	$577,189

Ratio of Total Debt to Capital	21.2%	19.9%

Total Debt	$114,115	$114,803
Less: cash and cash equivalents	(23,182)	(24,088)
Net Debt	90,933	90,715
Total stockholders’ equity	423,028	462,386
Total Capital, Net of Cash	$513,961	$553,101

Ratio of Net Debt to Capital	17.7%	16.4%

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